Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Forms S-8 No. 333-73790, No. 333-138177, and No. 333-160292) pertaining to the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan of Belden Inc. (formerly Cable Design Technologies Corporation),

(2)	Registration Statements (Forms S-8 No. 333-107241 and No. 333-117906) pertaining to the 2003 Long-Term Incentive Plan of Belden 1993 Inc.,

(3)	Registration Statement (Form S-8 No. 333-175859) of Belden Inc. pertaining to the 2011 Long-Term Performance Incentive Plan, and

(4)	Registration Statement (Form S-8 No. 333-138179) of Belden Inc. (formerly Belden CDT Inc.) pertaining to the Executive Employment Agreement with John Stroup;

of our report dated October 12, 2012, with respect to the combined financial statements of the Broadband Division of John Mezzalingua Associates, Inc. d/b/a PPC and Affiliates as of and for the years ended December 31, 2011 and 2010, included in the Form 8-K/A dated February 25, 2013.

/s/ Ernst & Young LLP

Syracuse, New York

February 25, 2013